                             SHAREHOLDERS AGREEMENT

        THIS SHAREHOLDERS AGREEMENT (this "Agreement") effective as of November
_____, 2001 (the "Effective Date"), is made and entered into by and among
American Communications Enterprises, Inc., a Nevada corporation ("ACEN");
NeoGenomics, Inc., a Florida corporation ("NeoGenomics") and the persons listed as ACEN shareholders on the signature page to this Agreement (the "ACEN
Shareholders"); Tampa Bay Financial, Inc., a Florida Corporation ("TBF");
Michael T. Dent, M.D. ("Dr. Dent"). TBF, Dr. Dent and the ACEN Shareholders are
each sometimes referred to herein as a "Shareholder" and are hereinafter collectively referred to as the "Shareholders."

                                    RECITALS:

        A.      ACEN, TBF, the Company, and Dr. Dent have entered into an Agreement and Plan of Exchange dated as of November ___, 2001 (the "Plan of Exchange"), pursuant to which, among other things, Dr. Dent will exchange all of the issued and outstanding shares of the Company for shares of the common stock of ACEN
(the "Exchange").

        B.      It is a condition to the parties obligations under the Plan of Exchange that the parties enter into this Agreement.

        C.      After the Exchange, the Shareholders will own the number of shares of common stock of ACEN (the "ACEN Shares") listed on Schedule 1 to this Agreement.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Voting of ACEN Shares.

        (a)     ACEN Shares. The Shareholders each agree to vote all shares of voting capital stock of ACEN registered in their respective names or beneficially owned by them or their affiliates as of the date hereof and any and all other voting capital stock of ACEN legally or beneficially acquired by each of the
Shareholders or their affiliates after the date hereof (hereinafter collectively referred to as the "ACEN Shares") in accordance with the provisions of this
Agreement.

        (b)     Election of Directors.

                (i)     On all matters relating to the election of directors of ACEN, the Shareholders agree to vote all ACEN Shares held by them and to take all other necessary or desirable actions within their control (whether in their capacity as stockholders, directors or officers of ACEN or otherwise), and ACEN shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings) so that a majority of the members of the Board of Directors of ACEN and each of its direct and indirect subsidiaries, including NeoGenomics, shall be individuals designated from time to time by Dr. Dent.

                (ii)    Any vote taken to remove any director elected pursuant to
this Section 1(b), or to fill any vacancy created by the resignation of a director elected pursuant to this Section 1(b), shall also be subject to the provisions of this
Section 1(b).

2.      Termination.  This Agreement shall continue in full force and effect from the date of this Agreement until the earlier of any of the following:

        (a)     The written agreement of Shareholders holding at least 90% of the
ACEN Shares to terminate this Agreement; or

        (b)     ACEN's completion of a public offering of its equity securities which is underwritten on a firm commitment basis and in which the gross proceeds to ACEN are at least $10,000,000; or

        (c)     The conditions in Stages 1 through 5 (as defined below) are not satisfied within one(1) year after the date hereof. As used herein, Stages 1 through 5 are the conditions that are so defined in Section 2(b) of the Plan of
Exchange.

3.      Miscellaneous.

        (a)     Ownership. Each Stockholder represents and warrants to the other
Shareholders and ACEN that (a) he or it now owns the ACEN Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this
Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, and (b) such Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder enforceable in accordance with its terms.

        (b)     Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

        (c)     Governing Law; Choice of Forum. The validity and effect of this
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to any conflicts-of-law rule or principle that would give effect to the law of another jurisdiction. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in [Naples, Florida], and further agrees that any Action may be heard and determined in such federal court or in such state court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in [Naples, Florida].

        (d)     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) upon delivery, if delivered personally to the recipient, (ii) upon delivery, if sent to the recipient by nationally recognized courier service (charges prepaid), or (iii) three days after mailing, if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

                  If to ACEN:           American Communications Enterprises, Inc.
                                        c/o Thomas P. McNamara, P.A.
                                        2909 Bay to Bay Blvd. Suite 309
                                        Tampa,  Florida  33629

                  If to TBF:            Tampa Bay Financial, Inc.
                                        Attn: Carl L. Smith
                                        355 Interstate Boulevard
                                        Sarasota, Florida 34240

                  If to the Company:    NeoGenomics, Inc.
                                        840 111th Avenue North
                                        Naples, Florida  34108
                                        Attn:  Michael T. Dent, M.D.

                  If to Dr. Dent:       Michael T. Dent, M.D.
                                        840 111th Avenue North
                                        Naples, Florida  34108

or to such  other  address  or to the  attention  of such  other  person  as the recipient party may specify by prior written notice to the other parties.

        (e)     Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by all of the parties to this Agreement.

        (f)     Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        (g)     Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the ACEN Shares, other than any person who acquires any of the ACEN Shares (i) through a bona fide sale which complies with the "manner of sale" requirement under Rule 144, or (ii) through a bona fide gift provided the number of shares received by any single donee does not exceed
15,000 shares, and the aggregate number of shares given by a single donor does not exceed 150,000 shares. ACEN shall not permit the transfer of any of the ACEN
Shares on its books or issue a new certificate representing any of the ACEN
Shares unless either: (i) ACEN receives evidence that the transfer was made in compliance with the preceding sentence; or (ii) the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Stockholder, as applicable. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

        (h)     Additional Shares. In the event that subsequent to the date of this
Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Shareholders of ACEN pursuant to a plan of merger) are issued on, or in exchange for, any of the ACEN Shares or by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving ACEN, such shares or securities shall be deemed to be
ACEN Shares for purposes of this Agreement.

        (i)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

        (j)     Waiver. No waivers of any breach of this Agreement extended by any party to this Agreement to any other party shall be construed as a waiver of any rights or remedies of any other party to this Agreement or with respect to any subsequent breach.

        (k)     Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

        (l)     Entire Agreement. This Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                  [Remainder of Page Intentionally Left Blank.]

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.
                                       ACEN:

                                       AMERICAN COMMUNICATIONS
                                       ENTERPRISES, INC.

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       TBF:

                                       TAMPA BAY FINANCIAL, INC.:

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       THE COMPANY:

                                       NEOGENOMICS, INC.

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       DR. DENT:

                                       ________________________________
                                       Michael T. Dent, M.D., Individually

                                       ACEN SHAREHOLDERS:

                                       ________________________________
                                       Matthew Veal

                                       ________________________________
                                       Steve Wagoner

                                       ________________________________
                                       Tim Wilkins

                                       SB Resources Group, Inc.

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       Tampa Bay Financial Holdings, Inc.

                                       By:_____________________________
                                       Name:___________________________
                                       Title:__________________________

                                       ________________________________
                                       Vikki C. Cook